SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, for Use of the
☑	Definitive Proxy Statement		Commission Only (as permitted
☐	Definitive Additional Materials		by Rule 14a-6(e)(2))
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
PMC Commercial Trust
(Name of Registrant as Specified in Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement if Other Than Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PMC Commercial Trust
17950 Preston Road, Suite 600
Dallas, Texas 75252

Notice of Annual Meeting of Shareholders
ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL ONE ELECTION OF TRUST MANAGERS
PROPOSAL TWO RATIFICATION OF INDEPENDENT AUDITORS

Notice of Annual Meeting of Shareholders
To be Held June 10, 2006
To Our Shareholders:
     You are invited to attend the meeting of shareholders of PMC Commercial Trust, to be held at 17950 Preston Road, Suite 600, Dallas, Texas, on Saturday, June 10, 2006, at 9:30 a.m., Dallas time. The purpose of the meeting is to vote on the following proposals:

Proposal 1:	To elect eight (8) trust managers to serve for a one year term, and until their successors are elected and qualified.

Proposal 2:	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2006.

Proposal 3:	To transact any other business that may properly be brought before the meeting or any adjournments thereof.
     The Board of Trust Managers has fixed the close of business on April 17, 2006 as the record date for determining shareholders entitled to notice of and to vote at the meeting. A form of proxy card and a copy of our annual report to shareholders for the fiscal year ended December 31, 2005 are enclosed with this notice of meeting and proxy statement.
     Your proxy vote is important. Accordingly, you are asked to complete, date, sign and return the accompanying proxy whether or not you plan to attend the meeting. If you plan to attend the meeting to vote in person and your shares are in the name of a broker or bank, you must secure a proxy from the broker or bank assigning voting rights to you for your shares.

BY ORDER OF THE BOARD OF TRUST MANAGERS

/s/ Lance B. Rosemore

Lance B. Rosemore Chief Executive Officer, President and Secretary
April 28, 2006
Dallas, Texas

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Saturday, June 10, 2006
PMC Commercial Trust
17950 Preston Road, Suite 600
Dallas, Texas 75252
     The Board of Trust Managers (the “Board”) of PMC Commercial Trust (the “Company”) is soliciting proxies to be used at the 2006 Annual Meeting of Shareholders to be held at 17950 Preston Road, Suite 600, Dallas, Texas, on Saturday, June 10, 2006, at 9:30 a.m., Dallas time (the “Meeting”). This proxy statement, accompanying proxy and annual report to shareholders for the fiscal year ended December 31, 2005 are first being mailed to shareholders on or about April 28, 2006. Although the annual report is being mailed to shareholders with this proxy statement, it does not constitute part of this proxy statement.
Who Can Vote
     Only shareholders of record as of the close of business on April 17, 2006, are entitled to notice of and to vote at the Meeting. As of April 17, 2006, we had 10,741,921 common shares of beneficial interest (the “Shares”) outstanding. Each holder of record of the Shares on the record date is entitled to one vote on each matter properly brought before the Meeting for each Share held.
How You Can Vote
     Shareholders cannot vote at the Meeting unless the shareholder is present in person or represented by proxy. You are urged to complete, sign, date and promptly return the proxy in the enclosed postage-paid envelope after reviewing the information contained in this proxy statement and in the annual report. Valid proxies will be voted at the Meeting and at any adjournments of the Meeting as you direct in the proxy.
Revocation of Proxies
You may revoke your proxy at any time prior to the start of the Meeting in three ways:

(1)	by delivering written notice to our Corporate Secretary, Lance B. Rosemore, at PMC Commercial Trust, 17950 Preston Road, Suite 600, Dallas, Texas 75252;

(2)	by submitting a duly executed proxy bearing a later date; or

(3)	by attending the Meeting and voting in person.

     Voting by proxy will in no way limit your right to vote at the Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the Meeting. If no direction is given and the proxy is validly executed, the shares represented by the proxy will be voted as recommended by the Board. The persons authorized under the proxies will vote upon any other business that may properly come before the Meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the time of mailing this proxy statement, we do not anticipate that any other matters will be raised at the Meeting.
Required Vote
     The presence, in person or represented by proxy, of the holders of a majority of the Shares (5,370,961 Shares) entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. However, if a quorum is not present at the Meeting, a majority of the shareholders, present in person or represented by proxy, have the power to adjourn the Meeting until a quorum is present or represented.
     The affirmative vote of the holders of two-thirds of the votes cast by the holders of shares entitled to vote and present in person or represented by proxy and is required to elect Trust Managers. The affirmative vote of the holders of a majority of the Shares present in person or represented by proxy is required to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors.
     Votes cast by proxy or in person will be counted by two persons appointed by the Company to act as inspectors for the Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum and are considered votes cast in determining the outcome of any matter submitted to the shareholders for a vote. Accordingly, an abstention will have the same legal effect as a vote against the proposal.
     The Texas Real Estate Investment Trust Act and the Company’s Bylaws do not specifically address the treatment of broker non-votes. The election inspectors will treat Shares referred to as “broker non-votes” (i.e., Shares held by brokers or nominees as to which instructions have not been received from the beneficial owners and as to which the broker or nominee does not have discretionary voting power on a particular matter) as Shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those Shares will be treated as not present and not entitled to vote with respect to that matter (even though those Shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).
Cost of Proxy Solicitation
     The cost of soliciting proxies will be borne by the Company. Proxies may be solicited on the Company’s behalf by the Trust Managers, officers or employees in person, by telephone, facsimile or by other electronic means.
     In accordance with SEC regulations, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials and soliciting proxies from the beneficial owners of Shares.

GOVERNANCE OF THE COMPANY
Board of Trust Managers
     Pursuant to our declaration of trust and our bylaws, our business, property and affairs are managed under the direction of our Board. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board and executive officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Board members have complete access to the Company’s management team and the independent auditors. The Board and each of the key committees—Audit, Compensation and Nominating and Corporate Governance (collectively, the “Committees”)—also have authority to retain, at the Company’s expense, outside counsel, consultants or other advisors in the performance of their duties. The Company’s Corporate Governance Guidelines require that a majority of the Board be independent within the meaning of American Stock Exchange (“AMEX”) standards.
Statement on Corporate Governance
     The Company is dedicated to establishing and maintaining the highest standards of corporate governance. The Board has implemented many corporate governance measures designed to serve the long-term interests of our shareholders and further align the interests of trustees and management with the Company’s shareholders.
     Executive Sessions. Pursuant to the Company’s Corporate Governance Guidelines, the non-management trust managers meet in separate executive sessions at least three times a year. These Trust Managers may invite the Chief Executive Officer or others, as they deem appropriate, to attend a portion of these sessions.
     Contacting the Board. The Board welcomes your questions and comments. If you would like to communicate directly with the Board, or if you have a concern related to the Company’s business ethics or conduct, financial statements, accounting practices or internal controls, then you may submit your correspondence to the Secretary of the Company or you may call the Ethics Hotline at 1-800-292-4496. All communications will be forwarded to the Chairman of our Audit Committee.
     Code of Business Conduct and Ethics. The Board has adopted a Code of Business Conduct and Ethics that applies to all Trust Managers, officers and employees, including the Company’s principal executive officer and principal financial and accounting officer and a Code of Ethical Conduct for Senior Financial Officers (collectively, the “Codes of Conduct”). The purposes of the Codes of Conduct are to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company and to promote compliance with all applicable rules and regulations that apply to the Company and its officers and trust managers. If the Board amends any provisions of either Code of Conduct that applies to the Company’s chief executive officer or senior financial officers or grants a waiver in favor of any such persons, the Company intends to satisfy its disclosure requirements under Form 8-K with respect thereto by promptly publishing the text of the amendment or the specifics of the waiver on its website at www.pmctrust.com.

     As shareholders are aware, there has been a dramatic and continuing evolution of ideas about sound corporate governance. The Company intends to continue to act promptly to incorporate not only the actual requirements of rules adopted but additional voluntary measures it deems appropriate. Charters for the Audit, Compensation and Nominating and Corporate Governance Committees and the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and Code of Ethical Conduct for Senior Financial Officers may be viewed on the Company’s website at www.pmctrust.com under the “Corporate Governance” section. In addition, the Company will mail copies of the Corporate Governance Guidelines to shareholders upon their written request.
Meetings and Committees of the Board of Trust Managers
     General. During the fiscal year ended December 31, 2005, the Board held four (4) regular meetings and no special meetings. Each of the Trust Managers attended all meetings held by the Board and at least 75% of all meetings of each committee of the Board on which such trust managers served during the fiscal year ended December 31, 2005. The Company’s policy is to encourage members of the Board to attend the Meeting. All members of the Board attended the 2005 Annual Meeting of Shareholders.
     During the 2005 fiscal year, the Board had three standing committees: an Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.
     Audit Committee. The Audit Committee consists of Mr. Nathan G. Cohen, Mr. Barry Imber and Dr. Ira Silver. The Audit Committee is comprised entirely of trust managers who meet the independence and financial literacy requirements of AMEX listing standards as well as the standards established under the Sarbanes-Oxley Act of 2002. In addition, the Board has determined that Mr. Imber qualifies as an “audit committee financial expert” as defined in SEC rules. The Audit Committee’s responsibilities include providing assistance to the Board in fulfilling its responsibilities with respect to oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications, performance and independence, and the performance of the Company’s internal audit function. In accordance with its charter, the Audit Committee has sole authority to appoint and replace the independent auditors, who report directly to the Committee, approve the engagement fee of the independent auditors and pre-approve the audit services and any permitted non-audit services they may provide to the Company. In addition, the Audit Committee reviews the scope of audits as well as the annual audit plan, evaluates matters relating to the audit and internal controls of the Company and approves all related party transactions. The Audit Committee holds separate executive sessions, outside the presence of executive management, with the Company’s independent auditors. The Audit Committee met five (5) times during the fiscal year ended December 31, 2005.
     Compensation Committee. The Compensation Committee consists of Mr. Irving Munn, Dr. Ira Silver and Mr. Roy H. Greenberg. The Compensation Committee is comprised entirely of trust managers who meet the independence requirements of the AMEX listing standards. The Compensation Committee’s responsibilities include (i) establishing the Company’s general compensation philosophy, (ii) overseeing the Company’s compensation programs and practices, including incentive and equity-based compensation plans, (iii) reviewing and approving executive compensation plans in light of corporate goals and objectives, (iv) evaluating the performance of the Chief Executive Officer in light of these criteria and establishing the Chief Executive Officer’s compensation level based on such evaluation, (v) evaluating the performance of the other executive officers and their salaries, bonus and incentive and equity compensation, and (vi) reviewing and making recommendations concerning proposals by management regarding compensation, bonuses, employment agreements and other benefits and policies respecting such matters for employees of the Company. The Compensation Committee met four (4) times during the fiscal year ended December 31, 2005.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Nominating Committee”) consists of Mr. Roy H. Greenberg, Mr. Nathan G. Cohen and Mr. Irving Munn. The Nominating Committee’s duties include adopting criteria for recommending candidates for election or re-election to the Board and its committees and considering issues and making recommendations regarding the size and composition of the Board. The Nominating Committee will also consider nominees for trust manager suggested by shareholders in written submissions to the Company’s Secretary. The Nominating Committee met two (2) times during the fiscal year ended December 31, 2005.
Trust Manager Nomination Procedures
     Trust Manager Qualifications. The Company’s Nominating Committee has established policies for the desired attributes of the Board as a whole. The Board will seek to ensure that a majority of its members are independent under AMEX listing standards. Each trust manager generally may not serve as a member of more than six other public company boards. Each member of the Board must possess the individual qualities of integrity and accountability, informed judgment, financial literacy, high performance standards and must be committed to representing the long-term interests of the Company and the shareholders. In addition, trust managers must be committed to devoting the time and effort necessary to be responsible and productive members of the Board. The Board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience.
     Identifying and Evaluating Nominees. The Nominating Committee regularly assesses the appropriate number of trust managers comprising the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. The Nominating Committee may consider those factors it deems appropriate in evaluating trust manager candidates including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating Committee. In considering candidates for the Board, the Nominating Committee evaluates the entirety of each candidate’s credentials and, other than the eligibility requirements established by the Nominating Committee, does not have any specific minimum qualifications that must be met by a nominee. The Nominating Committee considers candidates for the Board from any reasonable source, including current board members, shareholders, professional search firms or other persons. The Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.
     Shareholder Nominees. The Nominating Committee will consider properly submitted shareholder nominees for election to the Board and will apply the same evaluation criteria in considering such nominees as it would to persons nominated under any other circumstances. Such nominations may be made by a shareholder entitled to vote who delivers written notice along with any other additional information and materials reasonably required by the Company to the Secretary of the Company not later than the close of business on the 70th day, and not earlier than the close of business on the 90th day, prior to the anniversary of the preceding year’s Meeting. For the Company’s Meeting in the year 2007, the Secretary must receive this notice after the close of business on March 11, 2007, and prior to the close of business on April 2, 2007.

     Any shareholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and sufficient biographical information to demonstrate that the nominee meets the qualification requirements for board service as set forth under “Trust Manager Qualifications.” The nominee’s written consent to the nomination should also be included with the nomination submission, which should be addressed to: PMC Commercial Trust, 17950 Preston Road, Suite 600, Dallas, Texas 75252, Attn: Secretary.
Independence of Trust Managers
     Pursuant to the Company’s Corporate Governance Guidelines, which require that a majority of our trust managers be independent within the meaning of AMEX corporate governance standards, the Board undertook a review of the independence of trust managers nominated for election at the Meeting. During this review, the Board considered transactions and relationships during the prior year between each trust manager or any member of his or her immediate family and the Company, including those reported under “Certain Relationships and Related Transactions” below. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the trust manager is independent.
     As a result of this review, the Board affirmatively determined that all the trust managers nominated for election at the Meeting are independent of the Company and its management with the exception of Dr. Martha R. Greenberg, Dr. Andrew S. Rosemore and Mr. Lance B. Rosemore.
Compensation of Trust Managers
     Effective January 1, 2006, the non-employee trust managers are paid an annual retainer of $20,000, payable quarterly. Each non-employee trust manager also receives $1,500 for each quarterly meeting and $750 for each other meeting attended. Members of the Audit Committee receive a $4,500 annual retainer, and $1,000 for each quarterly committee meeting and $750 for each other committee meeting attended, and members of the Compensation Committee and Nominating Committee receive $750 for each committee meeting attended. The chairperson of the Audit Committee is paid an annual retainer of $5,000 and the chairpersons of the Compensation and Nominating Committees are paid an annual retainer of $3,000. If any special committee is formed, each member will receive $2,500 per meeting and the chairperson will receive an annual retainer of $3,000. During 2005, the annual retainer paid to directors was $15,000 payable quarterly. The non-employee trust managers are reimbursed by the Company for their expenses related to attending board or committee meetings. For the year ended December 31, 2005, Dr. Ira Silver received $30,500, Mr. Nathan G. Cohen received $32,000, Mr. Irving Munn received $28,000, Mr. Roy H. Greenberg received $24,500, Mr. Barry Imber received $25,000 and Dr. Martha R. Greenberg received $19,000 for services rendered as trust managers. In addition, each non-employee trust manager received a restricted stock award of 510 shares of which 170 shares vested immediately and the remaining shares will vest in equal installments in June 2006 and 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
     The following table sets forth certain information regarding the beneficial ownership of our Shares as of April 17, 2006 by (1) each person known by us to own beneficially more than 5% of our outstanding Shares, (2) all current trust managers, (3) each current named executive officer, and (4) all current trust managers and current named executive officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual, or by both the individual and the individual’s spouse. Except as otherwise noted, the individual had sole voting and investment power as to shares shown or, the voting power is shared with the individual’s spouse.

				Percent of
		Unexercised	Common Shares	Common
	Common Shares	Options	Owned	Shares Owned
Name	Owned	Exercisable	Beneficially	Beneficially
Andrew S. Rosemore(1)	549,611	30,290	579,901	5.4%
Lance B. Rosemore (2)	188,106	30,290	218,396	2.0%
Jan F. Salit (3)	14,891	28,080	42,971	*
Barry N. Berlin (4)	13,264	28,080	41,344	*
Nathan G. Cohen (5)	7,510	3,000	10,510	*
Martha Greenberg (6)	378,634	2,000	380,634	3.5%
Roy H. Greenberg (7)	7,510	3,000	10,510	*
Barry A. Imber (8)	22,434	—	22,434	*
Irving Munn (7)	4,410	3,000	7,410	*
Ira Silver (9)	7,510	—	7,510	*
Trust Managers and Executive Officers as a group (11 persons)	1,194,078	129,740	1,323,818	12.3%

*	Less than 1%.

(1)	Includes 292,132 shares held in IRAs, 13,940 shares held in a trust of which Dr. Rosemore is the beneficiary, 163,777 shares held by a partnership of which Dr. Rosemore and his wife are general partners, 4,471 shares held in the name of his children and 1,000 restricted shares.

(2)	Includes 6,944 shares held in the name of his minor children, 77,805 shares held jointly with his wife, 4,786 shares held in an IRA, 14,755 shares held in trust for the benefit of Mr. Rosemore and his children, 2,442 shares held by a partnership for the benefit of Mr. Rosemore and his children, 1,569 shares held in an IRA by Mr. Rosemore’s wife and 1,000 restricted shares.

(3)	Includes 612 shares held in an IRA and 1,000 restricted shares.

(4)	Includes 211 shares held in the name of his minor child, 6,323 shares held jointly with his wife and 1,000 restricted shares.

(5)	Includes 1,700 shares held in the name of his wife and 340 restricted shares.

(6)	Includes 64,773 shares held in an IRA, 115,570 shares held jointly with her husband, 12,582 shares held in a pension trust, 1,938 shares held by a partnership for the benefit of Dr. Greenberg, 69,620 shares held in an IRA for the benefit of her husband, 14,171 shares held in trust for the benefit of Dr. Greenberg and 340 restricted shares. Does not include 64,328 shares owned by her husband, as to which shares she disclaims any beneficial interest.

(7)	Includes 340 restricted shares.

(8)	Includes 6,134 shares held in an IRA for the benefit of his child, 1,097 shares held in an IRA for the benefit of his wife, 1,175 shares held in an IRA for Mr. Imber and 340 restricted shares.

(9)	Includes 500 shares held jointly with his wife and 340 restricted shares.

MANAGEMENT
     The following table sets forth the executive officers and other key members of management of the Company.

Name	Age	Title
Andrew S. Rosemore	59	Chairman of the Board, Executive Vice President, Chief Operating Officer and Treasurer
Lance B. Rosemore	57	President, Chief Executive Officer and Secretary
Jan F. Salit	55	Executive Vice President, Chief Investment Officer and Assistant Secretary
Barry N. Berlin	45	Chief Financial Officer
Ron H. Dekelbaum	36	General Counsel
Business Experience
     For the business experience of Dr. Andrew S. Rosemore and Mr. Lance B. Rosemore, see “Proposal One — Election of Trust Managers.”
     Jan F. Salit has been Executive Vice President of PMC Commercial since June 1993, and Chief Investment Officer and Assistant Secretary since January 1994. He was also Executive Vice President of PMC Capital, Inc. (“PMC Capital”) from May 1993 to February 2004 and Chief Investment Officer and Assistant Secretary of PMC Capital from March 1994 to February 2004. From 1979 to 1992, Mr. Salit was employed by Glenfed Financial Corporation and its predecessor company Armco Financial Corporation, a commercial finance company, holding various positions including Executive Vice President and Chief Financial Officer.
     Barry N. Berlin has been Chief Financial Officer of PMC Commercial since June 1993. Mr. Berlin was also Chief Financial Officer of PMC Capital from November 1992 to February 2004. From August 1986 to November 1992, he was an audit manager with Imber and Company, Certified Public Accountants. Mr. Berlin is a certified public accountant.
     Ron H. Dekelbaum has been General Counsel of PMC Commercial since April 2005. From 2003 to 2005, Mr. Dekelbaum was General Counsel to U.S. Restaurant Properties, Inc. predecessor to Trustreet Properties, Inc. (NYSE:TSY). From 1998 to 2003, Mr. Dekelbaum was General Counsel, Vice President and Secretary to Mattress Giant Corporation.
Compensation of Executive Officers
     The table below represents the compensation paid to each of the executive officers in their capacities as executive officers. On February 29, 2004, PMC Capital, Inc. was merged into the Company (the “Merger”) and, as a result, each of the former PMC Capital executive officers became employees of the Company. Prior to the Merger, the Company had not paid salaries to any of its executive officers. The table sets forth all compensation, cash and stock options, received during the fiscal years 2005, 2004 and 2003, including salaries which were paid by PMC Capital in 2003 and the first two months of 2004.

					Long-Term
	Annual Compensation				Compensation Awards
					Restricted		Securities	All Other
Name and Principal					Stock		Underlying	Compensation
Position	Year	Salary (1)	Bonus		Awards (2)		Options (3)	(4)(5)
Lance B. Rosemore	2005	$342,965	$43,270	(6)	$14,540	(7)	5,300	$45,341
Chief Executive	2004	326,025	34,300		—		—	44,958
Officer	2003	315,000	32,700		—		3,700	46,890

Andrew S. Rosemore	2005	$313,068	$43,270	(6)	$14,540	(7)	5,300	$43,903
Chairman of the	2004	297,580	34,300		—		—	42,969
Board	2003	284,500	32,700		—		3,700	26,294

Jan F. Salit	2005	$235,771	$32,270	(6)	$14,540	(7)	4,200	$39,698
Chief Investment	2004	214,471	38,200		—		—	37,061
Officer	2003	191,500	22,100		—		3,330	32,459

Barry N. Berlin	2005	$235,563	$32,270	(6)	$14,540	(7)	4,200	$40,088
Chief Financial	2004	223,167	38,200		—		—	38,984
Officer	2003	191,500	22,100		—		3,330	34,301

(1)	Included in 2004 Salary was compensation paid by PMC Capital, Inc. prior to the merger of $65,625 for Mr. Lance B. Rosemore, $60,000 for Dr. Andrew S. Rosemore, $39,896 for Mr. Jan F. Salit and $39,896 for Mr. Barry N. Berlin.

(2)	The number and value of the aggregate restricted stock holdings at December 31, 2005 for each of the Named Executive Officers is 1,000 and $12,310.

(3)	Includes options granted as employees of PMC Capital, Inc. during 2003 (number of options after conversion at 0.37 ratio).

(4)	The Company has determined that the amount of perquisites and other personal benefits paid to each of the executive officers not listed in the compensation table does not exceed the lesser of $50,000 or 10% of each such persons annual salary and bonus reported in such table and that the aggregate amount of perquisites and other personal benefits paid to all executive officers and directors as a group does not exceed the lesser of 10% of all such persons annual salary and bonus or $500,000 ($50,000 multiplied by 10, the number of executive officers and directors). Accordingly, none of such perquisites and other personal benefits is included in the above table.

(5)	See table below.

(6)	Includes the value on the date of grant of 500 shares of common stock awarded on June 13, 2005.

(7)	Represents the value on the date of grant of 1,000 shares of restricted stock awarded on June 13, 2005. The restrictions lapse with respect to 500 shares on June 13 of each of 2006 and 2007.
     All other compensation consists of the following :

		Car	Unused	Deferred
Name	Year	Allowance	Vacation Pay	Compensation Plan
Lance B. Rosemore	2005	$6,600	$16,773	$21,968
	2004	6,600	16,204	22,154
	2003	6,600	20,596	19,694

Andrew S. Rosemore	2005	$6,600	$15,335	$21,968
	2004	6,600	14,815	22,154
	2003	6,600	—	19,694

Jan F. Salit	2005	$6,600	$11,130	$21,968
	2004	5,700	9,207	22,154
	2003	5,400	7,365	19,694

Barry N. Berlin	2005	$6,600	$11,520	$21,968
	2004	5,700	11,130	22,154
	2003	5,080	7,365	19,694

Option Grants
     The following table sets forth information regarding stock options granted to each of the Executive Officers under the Company’s 2005 Equity Incentive Plan in the fiscal year ended December 31, 2005.

	Number of				Potential Realizable
	Securities				Value at Assumed
	Underlying	% of Total Options		Final	Annual Rates of Share
	Options	Granted to Employees	Exercise Price	Exercise	Price Appreciation for
Name	Granted (#)	in Fiscal Year	($/Share)	Date	Option Term
					(5%)	(10%)
Mr. Lance B. Rosemore	5,300	14.0%	14.54	06/13/10	$21,291	$47,047

Dr. Andrew S. Rosemore	5,300	14.0%	14.54	06/13/10	21,291	47,047

Mr. Jan F. Salit	4,200	11.0%	14.54	06/13/10	16,872	37,283

Mr. Barry N. Berlin	4,200	11.0%	14.54	06/13/10	16,872	37,283
Option Exercises and Year End Option Values
     The following table sets forth, for each of the executive officers, information regarding exercise of stock options during the fiscal year ended December 31, 2005 and the value of unexercised stock options as of December 31, 2005. The closing price for the Shares, as reported by the American Stock Exchange, on December 31, 2005 (the last trading day of the fiscal year) was $12.30.

	Shares		Number of Securities		Value of Unexercised
	Acquired		Underlying Unexercised		In-the-Money Options at
	On		Options at December 31, 2005		December 31, 2005
Name	Exercise	Value Realized	(exercisable/unexercisable)		(exercisable/unexercisable)
Andrew S. Rosemore	—	$—	30,290 (e)/-	(u)	$	- (e)/-	(u)
Lance B. Rosemore	—	—	30,290 (e)/-	(u)		- (e)/-	(u)
Jan F. Salit	—	—	28,080 (e)/-	(u)		- (e)/-	(u)
Barry N. Berlin	—	—	28,080 (e)/-	(u)		- (e)/-	(u)

(u)	Options are not exercisable within 60 days of the date hereof.

(e)	Options are currently exercisable.
Employment Agreements
     The Company has entered into employment agreements with Lance B. Rosemore, Andrew S. Rosemore, Jan F. Salit and Barry N. Berlin. Each of these employment agreements is substantially similar and provides for at least annual reviews by the Board of the salaries contained therein, with a minimum salary equal to the executive’s compensation on September 30, 2004. In addition, the Board may determine, in its discretion, to award bonuses to each of the foregoing persons based on the Company’s performance. Each of the employment agreements also provides that if the executive’s job responsibilities are substantially modified or substantial changes are made to the executive’s working conditions, the executive could resign and be entitled to be paid an amount equal to 2.99 times the average of the last three years annual compensation paid to the executive. Each of the employment agreements expires on July 31, 2008. The Company has also entered into an employment agreement with Ron H. Dekelbaum, which provides for severance benefits in the amount of one year’s salary in the event of termination as a result of change in control. The agreement expires December 31, 2006.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE OFFICER COMPENSATION
     The following report of the Compensation Committee and the performance graph that appears in this proxy should not be deemed to be soliciting material or filed with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any document so filed.
General
     The Compensation Committee recommends to the Board the compensation of the CEO of the Company and administers all employment benefit plans established by the Company. The Compensation Committee reviews the overall compensation program of the Company to assure that it is reasonable and, in consideration of all the facts including practices of comparably sized REITs, adequately recognizes performance tied to creating shareholder value and meets overall Company compensation and business objectives. The Compensation Committee’s philosophy for compensating executive officers is that an incentive-based compensation system tied to the Company’s financial performance and shareholder return will best align the interests of its executive officers with the objectives of the Company and its shareholders. The Compensation Committee attempts to promote financial and operational success by attracting, motivating and assisting in the retention of key employees who demonstrate the highest levels of ability and talent. The Compensation Committee has determined that the Company’s compensation program should reward performance measured by the creation of value for shareholders. In accordance with this philosophy, the Compensation Committee oversees the implementation of the compensation system designed to meet the Company’s financial objectives by making a portion of an executive officer’s compensation dependent upon the Company’s and such executive’s performance. The Company’s executive compensation program consists of the following elements:
     (1) A base salary, which results from an assessment of each executive’s level of responsibility and experience, individual performance and contributions to the Company;
     (2) Annual incentives that are directly related to the performance of the executive’s department and the financial performance of the Company as a whole; and
     (3) Grants of restricted shares and/or share options designed to motivate individuals to enhance long-term profitability of the Company and the value of the common shares.
     The Compensation Committee does not allocate a fixed percentage to each of these elements, but works with management to design compensation structures that best serve its goals.
Base Salary
     The base salary of Mr. Lance B. Rosemore, the Company’s CEO, was recommended by the Compensation Committee. Recommendations for compensation of executive officers, other than Mr. Rosemore, are provided by the CEO after annual evaluations of individual contributions to the business of the Company are held with each such executive officer. Factors considered by the Compensation Committee in recommending base salaries include the performance of the Company, measured by both financial and non-financial objectives, individual accomplishments, any planned change of responsibilities for the forthcoming year, salaries paid for similar positions within the real estate and REIT industry as published in industry statistical surveys and proposed base salary relative to that of other executive officers. The predominating factor is the performance of the Company. The application of the remaining factors is subjective, with no factor being given more weight than the other.

Annual Incentive
     Executives are also eligible for annual incentive awards which awards are designed to place a part of an executive’s annual compensation at risk. The executive officers will participate in the bonus incentive program under which the individual executives are eligible for annual cash and/or share bonuses. Bonuses were paid by the Company to each of the executive officers for the year ended December 31, 2005. The Compensation Committee determines bonuses on the basis of a comparison of actual performance against pre-established performance goals for the Company and will be, in part, based on the discretion of the Compensation Committee.
Long-term Incentives
     In keeping with the Compensation Committee’s philosophy to provide long-term incentives to executive officers and other key employees, it is anticipated that restricted share awards and share options will be granted to executive officers and other key officers on a periodic basis. The Compensation Committee will administer the 2005 Equity Incentive Plan, and will establish the number of options granted based upon REIT industry data and upon each individual’s base salary.
CEO Performance Evaluation
     The Compensation Committee recommends to the Board for its approval the compensation of all executives, including the CEO. Mr. Rosemore’s salary for 2006, as established by his employment agreement, is set at $342,965. In 2005, Mr. Rosemore was paid base compensation of $342,965. Also, he was awarded a bonus of $43,270.
Tax Consideration
     The Compensation Committee is aware of the tax law which makes certain (non-performance based) compensation to certain executive officers in excess of $1,000,000 non-deductible to the Company. While none of the executive officers currently receives performance-based compensation at or near the $1,000,000 maximum, the Compensation Committee has carefully considered the impact of these tax provisions and has taken steps which are designed to minimize their future effect, if any.
     The Compensation Committee Report is given by the following members of the Compensation Committee:

Irving Munn
Ira Silver
Roy H. Greenberg
Compensation Committee Interlocks and Insider Participation
     The Compensation Committee consists of members of the Board who are neither former nor current officers or employees of the Company or any of its subsidiaries. The Compensation Committee of the Board for the last fiscal year consisted of Mr. Irving Munn, Dr. Ira Silver and Mr. Roy H. Greenberg.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our trust managers and executive officers and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in our securities with the SEC. Executive officers, trust managers and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.
     Based solely upon a review of these reports, we believe that all SEC filing requirements applicable to our trust managers and executive officers were satisfied with the exception of Dr. Martha Greenberg. Due to administrative oversights, Dr. Greenberg failed to file a Form 5 for fiscal 2005 with respect to shares that were transferred to her husband’s IRA for which she has no beneficial interest but maintains discretionary control, and a Form 4 with respect to an exercise of options in June 2002.
Certain Relationships and Related Transactions
     There are no related party transactions.

PERFORMANCE GRAPH
     Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the PMC Commercial Shares with the cumulative total return of the Russell 2000, the SNL All Hybrid REITs index and the PMC Commercial’s peer group which consists of the publicly traded mortgage REITs listed on the NYSE, the AMEX and the NASDAQ for the period from December 31, 2000 through December 31, 2005 assuming an investment of $100 on December 31, 2000 and the reinvestment of dividends. The SNL All Hybrid REITs index consists of those REITs identified by SNL Financial LC which own both mortgage loans and equity interests in real estate and are traded on the NYSE, the AMEX and the NASDAQ. The entities included in the SNL All Hybrid REITs index include substantially all of the members of PMC Commercial’s peer group. The share price performance shown on the graph is not necessarily indicative of future price performance.
     The graph shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933, or the Exchange Act, or incorporated by reference in any document so filed.

PROPOSAL ONE
ELECTION OF TRUST MANAGERS
     At the Meeting, eight (8) trust managers will be elected by the shareholders, each trust manager to serve until his successor has been duly elected and qualified, or until the earliest of his death, resignation or retirement.
     The persons named in the enclosed proxy will vote your shares as you specify on the enclosed proxy form. If you return your properly executed proxy but fail to specify how you want your shares voted, the shares will be voted in favor of the nominees listed below. The Board has proposed the following nominees for election as trust managers at the Meeting. All nominees are currently serving as trust managers whose term will expire at the Meeting.
Nominees

			Trust Manager
Name	Age	Principal Occupation	Since
Nathan G. Cohen	60	Mr. Cohen has been Chief Financial Officer of Institution Solutions LLC, a TPA, since June 2005. He remains President, since August 2001, of Consultants Unlimited, a management and financial consulting firm. From November 1984 to 2001, he was the Controller of Atco Rubber Products, Inc.	May 1994

Martha R. Greenberg	54	Dr. Greenberg has practiced optometry for 31 years in Russellville, Alabama and is the President of the Alabama Optometric Association. Dr. Greenberg was a director of PMC Capital from 1984 to February 2004. Dr. Greenberg is not related to Roy H. Greenberg, but is the sister of Lance B. Rosemore and Andrew S. Rosemore.	May 1996

Roy H. Greenberg	48	Mr. Greenberg has been the President of Whitehall Real Estate, Inc., a real estate management firm, since December 1989. From June 1985 to December 1989, he was Vice President of GHR Realty Holding Group, Inc., a real estate management company.	September 1993

Barry A. Imber	59	Mr. Imber has been a principal of Imber and Company, Certified Public Accountants, or its predecessor, since 1982. Mr. Imber was a trust manager of PMC Commercial from September 1993 to March 1995 and a director of PMC Capital from March 1995 to February 2004.	February 2004

Irving Munn	57	Mr. Munn has been the President of Munn & Morris Financial Advisors, Inc. since July 1999. He has been a registered representative with Raymond James Financial Services since 1997. Mr. Munn was a principal of Kaufman, Munn and Associates, P.C., a public accounting firm, from 1991 to November 2000 and President from 1993 to November 2000. He is currently the President of Irving Munn, P.C., a public accounting firm. Mr. Munn is a certified public accountant and certified financial planner.	September 1993

			Trust Manager
Name	Age	Principal Occupation	Since
Andrew S. Rosemore	59	Dr. Rosemore has been Chairman of the Board of Trust Managers since January 1994 and has been Executive Vice President, Chief Operating Officer and Treasurer of PMC Commercial since June 1993. He was the Chief Operating Officer of PMC Capital from May 1992 to February 2004 and Executive Vice President of PMC Capital from 1990 to February 2004. Dr. Rosemore was a director of PMC Capital from 1989 to August 1999. Dr. Rosemore is the brother of Martha R. Greenberg and Lance B. Rosemore.	June 1993

Lance B. Rosemore	57	Mr. Rosemore has been President, Chief Executive Officer and Secretary of PMC Commercial since June 1993. He was the Chief Executive Officer of PMC Capital from May 1992 to February 2004 and President of PMC Capital from 1990 to February 2004. Mr. Rosemore was Secretary of PMC Capital from 1983 to February 2004. Mr. Rosemore was a director of PMC Capital from 1983 to February 2004. Mr. Rosemore is the brother of Martha R. Greenberg and Andrew S. Rosemore.	June 1993

Ira Silver	61	Dr. Silver is Associate Professor of Professional Practice in Managerial Economics at TCU’s Neeley School of Business where he teaches economics and finance to MBA and executive MBA students. He is also an economic consultant to the G7 Group, a political and economic research and advisory firm. From September 2001 to June 2003 Dr. Silver was a visiting professor of Economics and Finance at the University of Dallas. Formerly, he was Assistant Director of Planning and Analysis and Chief Economist at JC Penney where he spent 22 years. Dr. Silver was a director of PMC Capital from 1992 through 1994. Dr. Silver holds a Ph.D. in Economics from the City University of New York.	May 1996
     The Board unanimously recommends that you vote FOR the election of trust managers as set forth in Proposal One. Proxies solicited by the Board will be so voted unless you specify otherwise in your proxy.
AUDIT COMMITTEE REPORT
     The audit committee has reviewed and discussed the audited financial statements with management. The audit committee has also discussed with PricewaterhouseCoopers LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, has received the written communications from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed their independence with the independent auditors.
     Based on the foregoing review and discussions and relying thereon, we have recommended to the Board that the audited financial statements for the year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.
     The members of the audit committee are independent, as independence is defined in Section 803 of the American Stock Exchange Listing Standards.

     The audit committee also recommended the appointment, subject to shareholder ratification, of PricewaterhouseCoopers LLP as the independent auditors for 2006 and the Board concurred with such recommendation.
     This section of the proxy statement is not deemed “filed” with the SEC and is not incorporated by reference into our Annual Report on Form 10-K.
     This audit committee report is given by the following members of the audit committee:

Nathan G. Cohen
Barry A. Imber
Ira Silver
PROPOSAL TWO
RATIFICATION OF INDEPENDENT AUDITORS
     Based upon the recommendation of the Audit Committee, the shareholders are urged to ratify the appointment by the audit committee of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2006. PricewaterhouseCoopers LLP has served as our independent auditor since June 1993 and is familiar with the Company’s affairs and financial procedures. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.
Principal Accounting Firm Fees
     Aggregate fees billed to the Company for the years ended December 31, 2005 and 2004 by the Company’s principal accounting firm, PricewaterhouseCoopers LLP were as follows:

	2005	2004
Audit Fees (a)	$773,000	$818,500
Audit-Related Fees	—	—
Tax Fees (b)	66,817	73,353
All Other Fees	2,000	2,000

Total	$841,817	$893,853

(a)	Audit fees consisted of professional services performed in connection with (i) the audit of the Company’s annual financial statements and internal control over financial reporting and (ii) review of financial statements included in its Form 10-Q’s.

(b)	Tax fees consisted principally of assistance with matters related to tax compliance, tax planning, and tax advice.
Pre-Approval Policies
     The Company’s Audit Committee, pursuant to its exclusive authority, has reviewed and approved the Company’s engagement of PricewaterhouseCoopers LLP as its independent auditors, and the incurrence of all of the fees described above, for 2005. The Audit Committee has selected PricewaterhouseCoopers LLP as independent auditors for 2006, subject to review and approval of the final terms of its engagement as such and its audit fees. The Audit Committee has also adopted Pre-Approval Policies for all other services PricewaterhouseCoopers LLP may perform for the Company in 2006. The Pre-Approval Policies detail with specificity the services that are authorized within each of the above-described categories of services and provide for aggregate maximum dollar amounts for such pre-

approved services. Any additional services not described or otherwise exceeding the maximum dollar amounts prescribed by the Pre-Approval Policies for 2006 will require the further advance review and approval of the Audit Committee. The Audit Committee has delegated the authority to grant any such additional required approval to its Chairman between meetings of the Committee, provided that the Chairman reports the details of the exercise of any such delegated authority at the next meeting of the Audit Committee.
     The Board unanimously recommends that you vote FOR this proposal. Proxies solicited by the Board will be so voted unless you specify otherwise in your proxy.
SHAREHOLDER PROPOSALS
     To be included in the proxy statement, any proposals of holders of Shares intended to be presented at the Meeting of shareholders of the Company to be held in 2007 must be received by the Company, addressed to Mr. Lance B. Rosemore, Secretary of the Company, 17950 Preston Road, Suite 600, Dallas, Texas, 75252, no later than December 29, 2006 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. Pursuant to Rule 14a 4(c)(1) promulgated under the Exchange Act, a proposal shall be considered untimely and the Company’s management will have discretionary authority to vote on any matter of which the Company does not receive notice by March 14, 2007, with respect to proxies submitted to the 2007 Meeting of the Company’s Shareholders.
ANNUAL REPORT
     We have provided without charge a copy of the annual report to shareholders for fiscal year 2005 which includes a copy of the Form 10-K as filed with the SEC (excluding exhibits) to each person being solicited by this proxy statement. Upon the written request by any person being solicited by this proxy statement, we will provide without charge a copy of the annual report on Form 10-K as filed with the SEC (excluding exhibits, for which a reasonable charge shall be imposed). All requests should be directed to: the Company’s Investor Relations Department at 17950 Preston Road, Suite 600, Dallas, Texas 75252.

BY ORDER OF THE BOARD OF TRUST MANAGERS

/s/ Lance B. Rosemore

Lance B. Rosemore Chief Executive Officer and Secretary

ANNUAL MEETING OF SHAREHOLDERS OF
PMC COMMERCIAL TRUST
June 10, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF TRUST MANAGERS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

						FOR	AGAINST	ABSTAIN
Item1. To consider and elect eight members of PMC Commercial’s board of trust managers, each to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified.
					Item 2. To consider and ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of PMC Commercial for the year ending December 31, 2006.	☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	¡	Nathan G. Cohen
		¡	Martha R. Greenberg		If any other business is presented at the Meeting, this proxy will be voted by the proxies in their best judgment.
☐	WITHHOLD AUTHORITY	¡	Roy H. Greenberg
	FOR ALL NOMINEES	¡	Barry A. Imber
☐	FOR ALL EXCEPT	¡	Irving Munn
	(See Instructions below)	¡ ¡ ¡	Andrew S. Rosemore Lance B. Rosemore Ira Silver		THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS.

Please mark, sign and return this proxy in the enclosed envelope or by facsimile. The undersigned acknowledges receipt from PMC Commercial of a Notice of Annual Meeting of Shareholders and a proxy statement.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS OF
PMC COMMERCIAL TRUST

      The undersigned hereby appoints Barry N. Berlin and Jan F. Salit, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as designated on the reverse side, all the common shares of beneficial interest (each a “Share”) of PMC Commercial Trust (“PMC Commercial”) which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of shareholders of PMC Commercial to be held at 9:30 a.m. Central time, on Saturday, June 10, 2006 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be signed on the reverse side)

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